                                                                   EXHIBIT 10.41


                           LOAN AND SECURITY AGREEMENT


                             Dated January 31, 2001


                                   $25,000,000


          IN FAVOR OF DAWSON, INC., THE FAXON COMPANY, INC., THE TURNER SUBSCRIPTION AGENCY, INCORPORATED, MCGREGOR SUBSCRIPTION SERVICE,
 INC., CORPORATE SUBSCRIPTION SERVICES INC., AND DAWSON INFORMATION QUEST, INC.




                            FLEET CAPITAL CORPORATION

                                TABLE OF CONTENTS

                                                                                                       PAGE

SECTION  1.  CREDIT FACILITY........................................................................     1
         1.1  REVOLVING CREDIT LOANS................................................................     1
              1.1.1  LOANS AND RESERVES.............................................................     1
              1.1.2  USE OF PROCEEDS................................................................     2

SECTION  2.  INTEREST, FEES AND CHARGES.............................................................     2
         2.1  INTEREST..............................................................................     2
              2.1.1  RATES OF INTEREST..............................................................     2
              2.1.2  DEFAULT RATE OF INTEREST.......................................................     2
              2.1.3  MAXIMUM INTEREST...............................................................     2
         2.2  COMPUTATION OF INTEREST AND FEES......................................................     2
         2.3  FACILITY FEES.........................................................................     3
         2.4  INTENTIONALLY DELETED.................................................................     3
         2.5  UNUSED LINE FEE.......................................................................     3
         2.6  INTENTIONALLY DELETED.................................................................     3
         2.7  AUDIT AND APPRAISAL FEES..............................................................     3
         2.8  REIMBURSEMENT OF EXPENSES.............................................................     3
         2.9  BANK CHARGES..........................................................................     4

SECTION  3.  LOAN ADMINISTRATION....................................................................     4
         3.1  MANNER OF BORROWING REVOLVING CREDIT LOANS............................................     4
              3.1.1  LOAN REQUESTS..................................................................     4
              3.1.2  DISBURSEMENT...................................................................     4
              3.1.3  AUTHORIZATION..................................................................     5
              3.1.4  MAXIMUM ADVANCES...............................................................     5
         3.2  PAYMENTS..............................................................................     5
              3.2.1  PRINCIPAL......................................................................     5
              3.2.2  INTEREST.......................................................................     5
              3.2.3  COSTS, FEES AND CHARGES........................................................     6
              3.2.4  OTHER OBLIGATIONS..............................................................     6
         3.3  INTENTIONALLY DELETED.................................................................     6
         3.4  APPLICATION OF PAYMENTS AND COLLECTIONS...............................................     6
         3.5  ALL LOANS TO CONSTITUTE ONE OBLIGATION................................................     6
         3.6  LOAN ACCOUNT..........................................................................     6
         3.7  STATEMENTS OF ACCOUNT.................................................................     6
         3.8  INCREASED COSTS.......................................................................     7

SECTION  4.  TERM AND TERMINATION...................................................................     8
         4.1  TERM OF AGREEMENT.....................................................................     8
         4.2  TERMINATION...........................................................................     8
              4.2.1  TERMINATION BY LENDER..........................................................     8
              4.2.2  TERMINATION BY BORROWER........................................................     8


               4.2.3  INTENTIONALLY DELETED.........................................................     8
               4.2.4  EFFECT OF TERMINATION.........................................................     8

SECTION  5.   SECURITY INTERESTS....................................................................     9
         5.1   SECURITY INTEREST IN COLLATERAL......................................................     9
         5.2   LIEN PERFECTION, FURTHER ASSURANCES..................................................    10
         5.3   REVISED ARTICLE 9....................................................................    11

SECTION  6.   COLLATERAL ADMINISTRATION.............................................................    11
         6.1   GENERAL..............................................................................    11
               6.1.1  LOCATION OF COLLATERAL........................................................    11
               6.1.2  INSURANCE OF COLLATERAL.......................................................    11
               6.1.3  PROTECTION OF COLLATERAL......................................................    11
         6.2   ADMINISTRATION OF ACCOUNTS...........................................................    12
               6.2.1  RECORDS, SCHEDULES AND ASSIGNMENTS OF ACCOUNTS................................    12
               6.2.2  DISCOUNTS, ALLOWANCES, DISPUTES...............................................    12
               6.2.3  TAXES.........................................................................    12
               6.2.4  ACCOUNT VERIFICATION..........................................................    13
               6.2.5  MAINTENANCE OF DOMINION ACCOUNT...............................................    13
               6.2.6  COLLECTION OF ACCOUNTS, PROCEEDS OF COLLATERAL................................    13
         6.3   ADMINISTRATION OF INVENTORY..........................................................    13
               6.3.1  RECORDS AND REPORTS OF INVENTORY..............................................    13
               6.3.2  RETURNS OF INVENTORY..........................................................    13
         6.4   ADMINISTRATION OF EQUIPMENT..........................................................    14
               6.4.1  RECORDS AND SCHEDULES OF EQUIPMENT............................................    14
               6.4.2  DISPOSITIONS OF EQUIPMENT.....................................................    14
         6.5   PAYMENT OF CHARGES...................................................................    14

SECTION  7.   REPRESENTATIONS AND WARRANTIES........................................................    14
         7.1   GENERAL REPRESENTATIONS AND WARRANTIES...............................................    14
               7.1.1   ORGANIZATION AND QUALIFICATION...............................................    14
               7.1.2   CORPORATE POWER AND AUTHORITY................................................    15
               7.1.3   LEGALLY ENFORCEABLE AGREEMENT................................................    15
               7.1.4   CAPITAL STRUCTURE............................................................    15
               7.1.5   CORPORATE NAMES..............................................................    15
               7.1.6   BUSINESS LOCATIONS; AGENT FOR PROCESS........................................    16
               7.1.7   TITLE TO PROPERTIES; PRIORITY OF LIENS.......................................    16
               7.1.8   ACCOUNTS.....................................................................    16
               7.1.9   EQUIPMENT....................................................................    17
               7.1.10  FINANCIAL STATEMENTS; FISCAL YEAR............................................    17
               7.1.11  FULL DISCLOSURE..............................................................    18
               7.1.12  SOLVENT FINANCIAL CONDITION..................................................    18
               7.1.13  SURETY OBLIGATIONS...........................................................    18
               7.1.14  TAXES........................................................................    18
               7.1.15  BROKERS......................................................................    19
               7.1.16  PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES.................................    19
               7.1.17  GOVERNMENTAL CONSENTS........................................................    19


               7.1.18  COMPLIANCE WITH LAWS.........................................................    19
               7.1.19  RESTRICTIONS.................................................................    20
               7.1.20  LITIGATION...................................................................    20
               7.1.21  NO DEFAULTS..................................................................    20
               7.1.22  LEASES.......................................................................    20
               7.1.23  PENSION PLANS................................................................    20
               7.1.24  TRADE RELATIONS..............................................................    21
               7.1.25  LABOR RELATIONS..............................................................    21
               7.1.26  ENVIRONMENTAL MATTERS........................................................    21
         7.2   CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTIES..................................    22
         7.3   SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........................................    23

SECTION  8.   COVENANTS AND CONTINUING AGREEMENTS...................................................    23
         8.1   AFFIRMATIVE COVENANTS................................................................    23
               8.1.1   VISITS AND INSPECTIONS.......................................................    23
               8.1.2   NOTICES......................................................................    23
               8.1.3   FINANCIAL STATEMENTS.........................................................    23
               8.1.4   LANDLORD AND STORAGE AGREEMENTS..............................................    25
               8.1.5   SHAREHOLDER FINANCIAL STATEMENTS.............................................    25
               8.1.6   DOMESTIC SUBSIDIARY GUARANTIES...............................................    25
               8.1.7   BORROWING BASE CERTIFICATE...................................................    25
               8.1.8   INTENTIONALLY DELETED........................................................    25
         8.2   NEGATIVE COVENANTS...................................................................    26
               8.2.1   MERGERS; CONSOLIDATIONS; ACQUISITIONS........................................    26
               8.2.2   LOANS........................................................................    26
               8.2.3   TOTAL INDEBTEDNESS...........................................................    26
               8.2.4   AFFILIATE TRANSACTIONS.......................................................    27
               8.2.5   LIMITATION ON LIENS..........................................................    27
               8.2.6   SUBORDINATED DEBT............................................................    27
               8.2.7   DISTRIBUTIONS................................................................    28
               8.2.8   CAPITAL EXPENDITURES.........................................................    28
               8.2.9   DISPOSITION OF ASSETS........................................................    28
               8.2.10  STOCK OF SUBSIDIARIES........................................................    28
               8.2.11  BILL-AND-HOLD SALES, ETC.....................................................    28
               8.2.12  RESTRICTED INVESTMENT........................................................    28
               8.2.13  LEASES.......................................................................    28
               8.2.14  TAX CONSOLIDATION............................................................    28
               8.2.15  BANK ACCOUNTS................................................................    29
               8.2.16  DISTRIBUTION.................................................................    29
               8.2.17  ACCOUNTING CHANGES...........................................................    29
               8.2.18  ORGANIZATION DOCUMENTS.......................................................    29
               8.2.19  RESTRICTIVE AGREEMENTS.......................................................    29
               8.2.20  CONDUCT OF BUSINESS..........................................................    29
         8.3   SPECIFIC BORROWER FINANCIAL COVENANTS................................................    29
               8.3.1   EBITDA.......................................................................    30
         8.4   SPECIFIC PARENT FINANCIAL COVENANTS..................................................    30
               8.4.1   EBITDA.......................................................................    30



SECTION  9.  CONDITIONS PRECEDENT...................................................................    31
         9.1  DOCUMENTATION.........................................................................    31
         9.2  NO DEFAULT............................................................................    31
         9.3  OTHER LOAN DOCUMENTS..................................................................    31
         9.4  COLLATERAL EXAMINATION................................................................    31
         9.5  AVAILABILITY..........................................................................    31
         9.6  NO LITIGATION.........................................................................    31
         9.7  FEES..................................................................................    31
         9.8  UCC SEARCHES/FINANCING STATEMENTS.....................................................    31
         9.9  BORROWING BASE CERTIFICATE............................................................    32
         9.10 OFFICER'S CERTIFICATES................................................................    32
         9.11 SECRETARY'S CERTIFICATES..............................................................    32
         9.12 CERTIFICATES OF LEGAL EXISTENCE AND GOOD STANDING AND FOREIGN QUALIFICATION...........    32
         9.13 LEGAL OPINIONS........................................................................    32
         9.14 PAYOFF LETTERS AND TERMINATION STATEMENTS.............................................    32
         9.15 INSURANCE.............................................................................    33
         9.16 FINANCIAL INFORMATION/CASH FLOW PROJECTIONS...........................................    33
         9.17 BLOCKED ACCOUNT ARRANGEMENTS..........................................................    33
         9.18 CASH MANAGEMENT.......................................................................    33
         9.19 REQUEST FOR ADVANCE...................................................................    33
         9.20 ACCOUNT PAYABLE OBLIGATIONS...........................................................    33
         9.21 FRENCH SUBSIDIARY PAYMENT.............................................................    33
         9.22 MISCELLANEOUS.........................................................................    33

SECTION 10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT......................................    33
         10.1  EVENTS OF DEFAULT....................................................................    33
               10.1.1   PAYMENT OF REVOLVING CREDIT NOTE............................................    34
               10.1.2   PAYMENT OF OTHER OBLIGATIONS................................................    34
               10.1.3   MISREPRESENTATIONS..........................................................    34
               10.1.4   BREACH OF SPECIFIC COVENANTS................................................    34
               10.1.5   BREACH OF OTHER COVENANTS...................................................    34
               10.1.6   DEFAULT UNDER SECURITY DOCUMENTS/OTHER AGREEMENTS...........................    34
               10.1.7   OTHER DEFAULTS..............................................................    34
               10.1.8   UNINSURED LOSSES............................................................    35
               10.1.9   ADVERSE CHANGES OR EFFECT...................................................    35
               10.1.10  INSOLVENCY AND RELATED PROCEEDING...........................................    35
               10.1.11  BUSINESS DISRUPTION; CONDEMNATION...........................................    35
               10.1.12  CHANGE OF OWNERSHIP.........................................................    35
               10.1.13  ERISA 35
               10.1.14  CHALLENGE TO AGREEMENT......................................................    36
               10.1.15  REPUDIATION OF OR DEFAULT UNDER GUARANTY AGREEMENT..........................    36
               10.1.16  CRIMINAL FORFEITURE.........................................................    36
               10.1.17  JUDGMENTS...................................................................    36
         10.2  ACCELERATION OF THE OBLIGATIONS......................................................    36
         10.3  OTHER REMEDIES.......................................................................    36


               10.3.1  CUMULATIVE RIGHTS............................................................    37
               10.3.2  POSSESSION OF COLLATERAL.....................................................    37
               10.3.3  SELLER DISPOSES OF COLLATERAL................................................    37
               10.3.4  LICENSES.....................................................................    37
               10.3.5  SECURITY INTEREST IN DEPOSITS................................................    38
         10.4  REMEDIES CUMULATIVE, NO WAIVER.......................................................    38

SECTION 11.   MISCELLANEOUS.........................................................................    38
         11.1  POWER OF ATTORNEY....................................................................    38
               11.1.1  ENDORSEMENTS.................................................................    39
               11.1.2  OTHER ACTIONS................................................................    39
         11.2  INDEMNITY............................................................................    39
         11.3  MODIFICATION OF AGREEMENT, SALE OF INTEREST..........................................    40
         11.4  SEVERABILITY.........................................................................    40
         11.5  SUCCESSORS AND ASSIGNS...............................................................    40
         11.6  CUMULATIVE EFFECT, CONFLICT OF TERMS.................................................    40
         11.7  EXECUTION IN COUNTERPARTS............................................................    41
         11.8  NOTICE...............................................................................    41
         11.9  LENDER'S CONSENT.....................................................................    42
         11.10 CREDIT INQUIRIES.....................................................................    42
         11.11 TIME OF ESSENCE......................................................................    42
         11.12 ENTIRE AGREEMENT.....................................................................    42
         11.13 INTERPRETATION.......................................................................    42
         11.14 JOINT AND SEVERAL LIABILITY..........................................................    42
         11.15 SURETY WAIVERS AND CONSENTS..........................................................    43
         11.16 WAIVERS OF EVENTS OF DEFAULT.........................................................    45
         11.17 GOVERNING LAW; CONSENT TO FORUM......................................................    45
         11.18 WAIVERS BY BORROWER..................................................................    46

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT is made this 31st day of January, 2001, among FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at One Federal Street, Boston, Massachusetts 02110, as lender, DAWSON, INC. ("Dawson"), a Delaware corporation with its chief executive office and principal place of business at 15 Southwest Park, Westwood, Massachusetts 02090, together with THE FAXON COMPANY, INC. ("Faxon"), a Massachusetts corporation with its chief executive office and principal place of business at 15 Southwest Park, Westwood, Massachusetts 02090, THE TURNER SUBSCRIPTION AGENCY, INCORPORATED ("Turner"), a Delaware corporation with its chief executive office and principal place of business at 1001 West Pines Road, Oregon, Illinois 61061; MCGREGOR SUBSCRIPTION SERVICE, INC. ("McGregor"), a Illinois corporation with its chief executive office and principal place of business at 1001 West Pines Road, Oregon, Illinois 61061, CORPORATE SUBSCRIPTION SERVICES INC. ("CSS") a New Jersey corporation with its chief executive office and principal place of business at 85 Chestnut Ridge Road, Montvale, New Jersey 07645; DAWSON INFORMATION QUEST, INC. ("IQD"), a California corporation with its chief executive office and principal place of business at 5838 Edison Place, Carlsbad, California 92008, (Dawson, Faxon, Turner, McGregor, CSS, and IQD collectively and individually, the "Borrower"), as borrowers and ROWECOM INC. ("Parent"), a Delaware corporation with its chief executive office and principal place of business at 60 Aberdeen Avenue, Cambridge, Massachusetts 02138, as guarantor. Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

SECTION 1.        CREDIT FACILITY

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a Total Credit Facility of up to $25,000,000 available upon Borrower's request therefore, as follows:

         1.1 Revolving Credit Loans.

             1.1.1 LOANS AND RESERVES. Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to each Borrower from time to time, as requested by each Borrower in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the lesser of (i) the Individual Formula Amount for such Borrower at such time or (ii) the Total Credit Facility minus the aggregate outstanding Revolving Credit Loans to all Borrowers at such time; provided, however that after the initial advance hereunder, Lender shall have no obligation to make any Revolving Credit Loan where Borrower's Availability (after giving effect to the making of such Revolving Credit Loan) shall be less than $2,500,000. The Indebtedness of each Borrower arising as a result of the Revolving Credit Loans shall be evidenced by a secured promissory note in the form of EXHIBIT A hereto (the "Revolving Credit Note"). Lender shall have the right to establish new or modify existing advance rates, establish reserves in such amounts, and with respect to such matters, as Lender shall deem necessary or appropriate, against the amount of Revolving Credit Loans which each

Borrower may otherwise request under this subsection 1.1.1, including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (iii) other sums chargeable against each Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; (iv) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of Borrower; (v) subscriptions for products that have not been mailed or otherwise delivered; and (vi) such other matters, events, conditions or contingencies as to which Lender, in its sole credit judgment, determines reserves should be established from time to time hereunder.

             1.1.2 USE OF PROCEEDS. The Revolving Credit Loans shall be used solely for Borrower's seasonal working capital needs in a manner consistent with the provisions of this Agreement and all applicable laws.

SECTION 2.        INTEREST, FEES AND CHARGES

         2.1 INTEREST.

             2.1.1 RATES OF INTEREST. Interest shall accrue on the principal amount of the Revolving Credit Loans outstanding at the end of each day at a fluctuating rate per annum equal to two percent (2%) plus the Base Rate. The rate of interest applicable to Revolving Credit Loans shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs.

             2.1.2 DEFAULT RATE OF INTEREST. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to three percent (3%) above the interest rate otherwise applicable thereto (the "Default Rate").

             2.1.3 MAXIMUM INTEREST. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Revolving Credit Note and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement or the Revolving Credit Note are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

         2.2 COMPUTATION OF INTEREST AND FEES. Interest, unused line fees and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the first Business Day after receipt by Lender of such items in Lender's account located in Boston, Massachusetts.

         2.3 FACILITY FEES. Borrower shall pay to Lender facility fees of (i) $750,000 on the Closing Date ($500,000 of which has been paid prior to the Closing Date), which shall be fully earned and nonrefundable on the Closing Date and shall be paid concurrently with the initial Loan hereunder and (ii) $250,000 which shall be fully earned on the Closing Date and paid on the earlier to occur of (a) May 31, 2001 and (b) termination of this Agreement pursuant to Section 4 hereof or otherwise.

         2.4 INTENTIONALLY DELETED.

         2.5 UNUSED LINE FEE. Borrower shall pay to Lender a fee equal to one-half of one percent (.50%) per annum of the average monthly amount by which the Total Credit Facility exceeds the sum of the outstanding principal balance of the Revolving Credit Loans. The unused line fee shall be payable monthly in arrears on the first Business Day of each month hereafter.

         2.6 INTENTIONALLY DELETED.

         2.7 AUDIT AND APPRAISAL FEES. Borrower shall pay to Lender audit and appraisal fees in accordance with Lender's current schedule of fees in effect from time to time in connection with audits and appraisals of Borrower's books and records and such other matters as Lender shall deem appropriate, plus all out-of-pocket expenses incurred by Lender in connection with such audits and appraisals. Audit fees shall be payable on issuance of an invoice by Lender and shall be immediately debited from Borrower's account by Lender.

         2.8 REIMBURSEMENT OF EXPENSES. If, at any time or times regardless of whether or not an Event of Default then exists, Lender or any Participating Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (iv) any attempt to enforce any rights of Lender or any Participating Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or
(v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to Borrower. All amounts chargeable to Borrower under this
Section 2.8 shall be Obligations secured by a lien on all of the Collateral, shall be payable on demand to Lender or to such Participating Lender, as the case may be, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Revolving Credit Loans from time to time. Borrower shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in
Section 6 hereof.

         2.9 BANK CHARGES. Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender or any Participating Lender pays to a bank or other similar institution (including, without limitation, any fees paid by Lender to any Participating Lender) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender or any Participating Lender, of proceeds of loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender or any Participating

Lender, of any check or item of payment received or delivered to Lender or any Participating Lender on account of the Obligations.

SECTION 3.        LOAN ADMINISTRATION.

         3.1 MANNER OF BORROWING REVOLVING CREDIT LOANS. Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

             3.1.1 LOAN REQUESTS. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) each Borrower may give Lender notice of its intention to borrow, in which notice such Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 1:00 p.m. Boston time one Business Day before the proposed borrowing date, provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) at which time any amount required to be paid under this Agreement or the Revolving Credit Note, whether as interest or for any other Obligation, it shall be deemed irrevocably to be a request from Borrower for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation. As an accommodation to Borrower, Lender may permit telephonic or electronic requests for loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

             3.1.2 DISBURSEMENT. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this subsection 3.1.2 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

             3.1.3 AUTHORIZATION. Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrower to Lender hereunder.

             3.1.4 MAXIMUM ADVANCES.

                  (i) The aggregate balance of Revolving Credit Loans outstanding at any time shall not exceed the lesser of (a) Total Credit Facility or (b) the Formula Amount.

                  (ii) The aggregate balance of Revolving Credit Loans outstanding at any time to any individual Borrower shall not exceed the lesser of (a) Total Credit Facility or (b) such Borrower's Individual Formula Amount.

         3.2 PAYMENTS. The Obligations shall be payable as follows:

             3.2.1 PRINCIPAL. Principal payable on account of Revolving Credit Loans shall be payable by Borrower to Lender immediately upon the earliest of
(i) the receipt by Lender or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default which results in acceleration of the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof or otherwise; PROVIDED, HOWEVER; that if an Overadvance shall exist at any time, Borrower shall immediately repay the Overadvance.

             3.2.2 INTEREST. Interest accrued on the Revolving Credit Loans shall be due on the earliest of (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default which results in acceleration of the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to Section 4 hereof or otherwise.

             3.2.3 COSTS, FEES AND CHARGES. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower as and when provided in this Agreement (or upon demand), to Lender or to any other Person designated by Lender.

             3.2.4 OTHER OBLIGATIONS. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is earlier.

         3.3 INTENTIONALLY DELETED.

         3.4 APPLICATION OF PAYMENTS AND COLLECTIONS. All items of payment received by Lender by 12:00 noon, Boston time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Boston time, on any Business Day shall be deemed received on the following Business Day. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by subsection
6.2.6 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists.

         3.5 ALL LOANS TO CONSTITUTE ONE OBLIGATION. The Loans shall constitute one general Obligation of Borrower, and shall be secured by Lender's Lien upon all of the Collateral.

         3.6 LOAN ACCOUNT. Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses chargeable to Borrower.

         3.7 STATEMENTS OF ACCOUNT. Lender will account to Borrower periodically with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within 30 days of the date each accounting is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

         3.8 INCREASED COSTS. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which Lender operates, or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of Lender therewith, shall:

                  (i) (1) subject Lender to any tax with respect to this Agreement (other than (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (2) change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and
         (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee);

                  (ii) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                  (iii) impose on Lender any other condition with respect to any Loan Document;

and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining Loans hereunder by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that Lender deems to be material, then, in any such case, Borrower shall pay Lender, upon demand following its receipt of notice of the imposition of such increased costs, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be, to the extent Lender has not otherwise been compensated, with respect to a particular Loan. An officer of Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrower, which certification shall include a written explanation of such additional cost or reduction to Borrower. Such certification shall be conclusive absent manifest error. If Lender claims any additional cost or reduced amount pursuant to this Section 3.8, then Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrower if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the sole discretion of Lender, be otherwise disadvantageous to Lender.

SECTION 4.        TERM AND TERMINATION

         4.1 TERM OF AGREEMENT. Subject to Lender's right to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default or as otherwise provided under this Agreement, this Agreement shall be in effect from the date hereof, through and including May 31, 2001 (the "Maturity Date").

         4.2 Termination.

             4.2.1 TERMINATION BY LENDER. Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

             4.2.2 TERMINATION BY BORROWER. Upon at least 90 days prior written notice to Lender, Borrower may, at its option, terminate this Agreement; PROVIDED, HOWEVER, no such termination shall be effective until Borrower has paid all of the Obligations in full in immediately available funds. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans on or after the termination date stated in such notice. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

             4.2.3 Intentionally Deleted.

             4.2.4 EFFECT OF TERMINATION. All of the Obligations shall be immediately due and payable upon the Maturity Date, the termination date stated in any notice of termination of this Agreement or upon Termination pursuant to
4.2.1 hereof. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds, together with any facility fee that may be due pursuant to Section 2.3 hereof. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its Liens in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrower or any Account Debtor and applied to the Obligations, Lender shall, at its option, (i) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) have retained such monetary reserves and Liens on the Collateral for such period of time as Lender, in its sole discretion, may deem necessary to protect Lender from any such loss or damage.

SECTION 5.        SECURITY INTERESTS

         5.1 SECURITY INTEREST IN COLLATERAL. To secure the prompt payment and performance to Lender of the Obligations, each Borrower hereby grants to Lender a continuing Lien upon all of Borrower's assets, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                  (i) Accounts;

                  (ii) Inventory;

                  (iii) Equipment;

                  (iv) General Intangibles;

                  (v) Investment Property;

                  (vi) Chattel Paper, Documents and Instruments;

                  (vii) Letter-of-Credit Rights;

                  (viii) Payment Intangibles;

                  (ix) Supporting Obligations;

                  (x) Subsidiary stock;

                  (xi) All monies (including deposit accounts) and other Property of any kind now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender;

                  (xii) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through
         (xi) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral;

                  (xiii) all of Borrower's right, title and interest in and to
         (a) its respective goods and other property including, but not limited to, all merchandise returned or rejected by customers, relating to or securing any of the Accounts; (b) all of Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lien or, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (c) all additional amounts due to Borrower from any customer relating to the Receivables; (d) other property, including warranty claims, relating to any goods securing this Agreement; (e) to the extent Borrower are not expressly prohibited by the terms of the following to grant a security interest in such rights, all of Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money, securities and investment property; (f) if and when obtained by Borrower, all real and personal property of third parties in which Borrower has been granted a lien or security interest as security for the payment or enforcement of Accounts; and (g) any other goods, personal property or real property now owned or hereafter acquired in which Borrower has expressly granted a security interest or may in the future grant a security interest to Lender hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Lender and Borrower;

                  (xiv) all of Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by Borrower or in which either has an interest), computer programs, tapes, disks and documents relating to any of the assets or property described in this definition;

                  (xv) all of the collateral referred to in the Loan Documents and all other property and assets that is intended to be subject to any Lien in favor of the Lender for the benefit of the Lender; and

                  (xvi) all proceeds and products of any of the assets or property described in this definition in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments, investment property and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

         5.2 LIEN PERFECTION, FURTHER ASSURANCES. Borrower shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's Lien upon the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statement or other instrument on Borrower's behalf. The parties agree that a photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents. At Lender's request, Borrower shall execute all documents, mortgages or other instruments as Lender may request to secure and perfect a lien in favor of the Lender on all real property owned by each Borrower and shall provide title insurance, surveys and other information and documents as its Lender may request in connection therewith.

         5.3 REVISED ARTICLE 9. It is intended that, with respect to any term used herein to describe Collateral, which term is defined in either (or both) the Code as in effect on the date when this Agreement was executed by the Borrowers or in Revised Article 9, the meaning given that term shall be the more encompassing of the two definitions.

SECTION 6.        COLLATERAL ADMINISTRATION

         6.1 General.

             6.1.1 LOCATION OF COLLATERAL. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrower and its Subsidiaries at one or more of the business locations set forth in Schedule
6.1.1 hereto and shall not, without the prior written approval of Lender, be moved therefrom except, for (i) sales of Inventory in the ordinary course of business; and (ii) removals in connection with dispositions of Equipment that are authorized by subsection 6.4.2 hereof.

             6.1.2 INSURANCE OF COLLATERAL. Borrower shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrower's business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are satisfactory to Lender. (Based on information delivered to the Lender from the Borrower on or prior to the Closing Date, the Borrower has satisfactory insurance as of the Closing Date.) Borrower shall deliver the originals of such policies to Lender with satisfactory lender's loss payable endorsements, naming Lender as sole loss payee, assignee and/or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefore. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

             6.1.3 PROTECTION OF COLLATERAL. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower therefore. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrower's sole risk.

         6.2 Administration of Accounts.

             6.2.1 RECORDS, SCHEDULES AND ASSIGNMENTS OF ACCOUNTS. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. On or before the fifteenth day of each month from and after the date hereof, Borrower shall deliver to Lender, in form acceptable to Lender, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Lender's request therefore, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, if Accounts become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Lender, Borrower shall notify Lender of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Lender, Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

             6.2.2 DISCOUNTS, ALLOWANCES, DISPUTES. If Borrower grants any rebates, discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such rebates, discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts Borrowing Base Certificate. If any amounts due and owing are in dispute between Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrower.

             6.2.3 TAXES. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefore, provided, however that Lender shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower.

             6.2.4 ACCOUNT VERIFICATION. Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic communication or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

             6.2.5 MAINTENANCE OF DOMINION ACCOUNT. Borrower shall maintain a Dominion Account pursuant to a lockbox arrangement acceptable to Lender with such banks as may be selected by Borrower and be acceptable to Lender. Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lender and Borrower shall obtain the agreement by such banks in favor of Lender to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

             6.2.6 COLLECTION OF ACCOUNTS, PROCEEDS OF COLLATERAL. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. All remittances received by Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit same in kind in the Dominion Account. Lender retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees to Borrower.

         6.3 ADMINISTRATION OF INVENTORY.

             6.3.1 RECORDS AND REPORTS OF INVENTORY. Borrower shall keep accurate and complete records of its Inventory. Borrower shall to furnish Lender Inventory reports in form and detail satisfactory to Lender at such times as Lender may request, but at least once each month, not later than the twentieth day of such month. At Lender's request, Borrower shall conduct a physical inventory and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.

             6.3.2 RETURNS OF INVENTORY. If at any time or times hereafter any Account Debtor returns any Inventory to Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of $50,000, Borrower shall immediately notify Lender of the same, specifying the reason for such return and the location, condition and intended disposition of the returned Inventory.

         6.4 ADMINISTRATION OF EQUIPMENT.

             6.4.1 RECORDS AND SCHEDULES OF EQUIPMENT. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with subsection
6.4.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Immediately on request therefore by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment.

             6.4.2 DISPOSITIONS OF EQUIPMENT. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $50,000 or less, provided that all proceeds thereof are remitted to Lender for application to the Loans, or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall have given Lender at least 5 days prior written notice of such disposition.

         6.5 PAYMENT OF CHARGES. All amounts chargeable to Borrower under
Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Revolving Credit Loans from time to time.

SECTION 7.        REPRESENTATIONS AND WARRANTIES

         7.1 GENERAL REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Agreement and to make advances hereunder, Borrower and Parent warrant, represent and covenant to Lender that:

             7.1.1 ORGANIZATION AND QUALIFICATION. Each of Parent, Borrower and their Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent, Borrower and their domestic Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on SCHEDULE 7.1.1 hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary.

             7.1.2 CORPORATE POWER AND AUTHORITY. Each of Parent, Borrower and their Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Parent, Borrower or any of their Subsidiaries; (ii) contravene Parent's, Borrower's or any of their Subsidiaries' charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause Parent, Borrower or any of their Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Parent, Borrower or any of their Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Parent, Borrower or any of their

Subsidiaries is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Parent, Borrower or any of their Subsidiaries.

             7.1.3 LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each of Parent, Borrower and their Subsidiaries enforceable against it in accordance with its respective terms.

             7.1.4 CAPITAL STRUCTURE. SCHEDULE 7.1.4 hereto states (i) the correct name of Parent, Borrower and the Subsidiaries of Parent and Borrower, their jurisdiction of incorporation and the percentage of the Voting Stock owned by Parent, Borrower and each of their Subsidiaries, (ii) the name of each of Parent's, Borrower's and their Subsidiaries' corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of Borrower and each of their Subsidiaries and (iv) the number of authorized, issued and treasury shares of Parent, Borrower and each of their Subsidiaries. Parent and Borrower has good title to all of the shares it purports to own of the stock of each of their Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower or any of their Subsidiaries. To the best of their knowledge there are no outstanding agreements or instruments binding upon any of Parent's or Borrower's shareholders relating to the ownership of their shares of capital stock.

             7.1.5 CORPORATE NAMES. Neither Parent nor Borrower nor any of their Subsidiaries have been known as or used any corporate, fictitious or trade names except those listed on SCHEDULE 7.1.5 hereto. Except as set forth on SCHEDULE 7.1.5, neither Parent nor Borrower nor any of its Subsidiaries have been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

             7.1.6 BUSINESS LOCATIONS; AGENT FOR PROCESS. Each of Parent's, Borrower's and their domestic Subsidiaries' chief executive office and other places of business are as listed on SCHEDULE 7.1.6 hereto. During the preceding one-year period, neither Parent nor Borrower nor any of their Subsidiaries have had an office, place of business or agent for service of process other than as listed on SCHEDULE 7.1.6. Except as shown on SCHEDULE 7.1.6, no Inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

             7.1.7 TITLE TO PROPERTIES; PRIORITY OF LIENS. Each of Parent, Borrower and their Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties that is not a Permitted Lien. The Liens granted to Lender under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

             7.1.8 ACCOUNTS. Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

                  (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                  (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

                  (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services (a copy of which shall be furnished to Lender upon its request);

                  (iv) Such Account, and Lender's security interest therein, is not, and will not (by voluntary act or omission of Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

                  (v) Borrower has made no agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to subsection 6.2.1 hereof,

                  (vi) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

                  (vii) To the best of Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

                  (viii) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

             7.1.9 EQUIPMENT. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Lender.

             7.1.10 FINANCIAL STATEMENTS; FISCAL YEAR.

                  (i) The Consolidated and consolidating balance sheets of Parent, Borrower and such other Persons described therein (including the accounts of all Subsidiaries of Parent for the respective periods during which a Subsidiary relationship existed) as of December 31, 1998, December 31, 1999 and December 31, 2000, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Borrower and such Persons at such dates and the results of Borrower's operations for such periods. Since September 30, 2000, there has been no material change in the condition, financial or otherwise, of Parent or Borrower and such other Persons as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of Equipment and real Property owned by Parent and Borrower or such other Persons, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Parent, Borrower and each of their Subsidiaries ends on December 31 of each year.

                  (ii) The assumptions used in preparation of the projections of the Parent and Borrower delivered to the Lender were reasonable when made are reasonable through the Closing Date. Such projections have been prepared by the executive and financial personnel of the Parent and Borrower in light of the business of each. Such projections have been prepared in good faith, have a reasonable basis and represent the good faith opinion of the Parent and Borrower as to the projected results of the operations of the Parent and Borrower as of the Closing Date. The Parent and Borrower do not have, on the Closing Date, any material obligations (whether accrued, matured, absolute, actual, contingent or otherwise) that are not reflected in the projections. No material facts as of the Closing Date have occurred since the preparation of the projections that would cause the projections, taken as a whole, not to be reasonably attainable. It being acknowledged that the projections are not a guarantee of future performance.

             7.1.11 FULL DISCLOSURE. The financial statements referred to in subsection 7.1.10 hereof do not, nor does this Agreement or any other written statement of Parent or Borrower to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Parent or Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Parent or Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of Parent, Borrower or any of their Subsidiaries or the ability of Parent, Borrower or their Subsidiaries to perform this Agreement or the other Loan Documents. The Collateral Certificates and the information contained therein are true and correct as of the Closing Date.

             7.1.12 SOLVENT FINANCIAL CONDITION. Each of Parent, Borrower and their Subsidiaries is now and, after giving effect to the Loans to be hereunder, at all times will be, Solvent.

             7.1.13 SURETY OBLIGATIONS. Except as provided for in the Loan Documents or in documents in favor of the Publishers, copies of which have been attached to the Officers' Certificate, neither Parent nor Borrower nor any of their Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

             7.1.14 TAXES. Parent's federal tax identification number is 04-3370008. Dawson's federal tax identification number is 36-3657731. Faxon's federal tax identification number is 04-2128264. Turner's federal tax identification number is 13-5444680. McGregor's federal tax identification number is 36-3369331. CSS's federal tax identification number is 02-3125044. IQD's federal tax identification number is 33-0776038. Parent, Borrower and each of their Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges that are due and payable. The provision for taxes on the books of Parent, Borrower and their Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

             7.1.15 BROKERS. To the best of their knowledge there are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

             7.1.16 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Each of Parent, Borrower and their domestic Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of their business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on SCHEDULE 7.1.16 hereto.

             7.1.17 GOVERNMENTAL CONSENTS. Each of Parent, Borrower and their Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

             7.1.18 COMPLIANCE WITH LAWS. The execution, delivery and performance by each of the Parent, Borrower and their Subsidiaries of the Loan Documents will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent, Borrower or their Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Parent, Borrower or their Subsidiaries are bound or by which the Parent, Borrower or their Subsidiaries or any of their respective properties may be bound or affected. Each of Parent, Borrower and their Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Parent, Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to Parent, Borrower or any of their Subsidiaries under any such law, rule or regulation. Each of Parent, Borrower and their Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. 201 et M.), as amended.

             7.1.19 RESTRICTIONS. Neither Parent nor Borrower nor any of their Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Neither Parent nor Borrower nor any of their Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on SCHEDULE 7.1.19 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Parent, Borrower or any of their Subsidiaries, as applicable.

             7.1.20 LITIGATION. Except as set forth on SCHEDULE 7.1.20 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or materially affecting Parent, Borrower or any of their Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Parent, Borrower or any of their Subsidiaries. Neither Parent nor Borrower nor any of their Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

             7.1.21 NO DEFAULTS. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Parent's or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Parent nor Borrower nor any of their Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

             7.1.22 LEASES. SCHEDULE 7.1.22 hereto is a complete listing of all capitalized leases of Parent, Borrower and their Subsidiaries and SCHEDULE
7.1.22 hereto is a complete listing of all operating leases of Parent, Borrower and their domestic Subsidiaries. Each of Parent, Borrower and their domestic Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases.

             7.1.23 PENSION PLANS. Except as disclosed on SCHEDULE 7.1.23 hereto, neither Parent nor Borrower nor any of their Subsidiaries has any Plan. Parent, Borrower and each of their Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated hereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of Parent, Borrower or any of their Subsidiaries exists in connection with any Plan. Neither Parent nor Borrower nor any of their Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

             7.1.24 TRADE RELATIONS. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Parent, Borrower or any of their Subsidiaries and, to the best of their knowledge, any customer or any group of customers, whose purchases individually or in the aggregate are material to the business of Parent, Borrower or any of their Subsidiaries, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Parent, Borrower or any of their Subsidiaries or prevent Parent, Borrower or any of their Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

             7.1.25 LABOR RELATIONS. Except as described on SCHEDULE 7.1.25 hereto, neither Parent, Borrower nor any of their Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of Parent's, Borrower's or any of their Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

             7.1.26 ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE
7.1.26 hereto:

         (a) Each of Parent, Borrower and their Subsidiaries has obtained all permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being conducted, except to the extent failure to have any such permit, license or authorization would not reasonably be expected to have a material adverse effect on the business of such entity. Each of such permits, licenses and authorizations is in full force and effect, and each of Parent, Borrower and their Subsidiaries is in compliance with the terms and conditions thereof except to the extent any such non-compliance would not reasonably be expected to have a material adverse effect on the business of such entity.

         (b) Neither Parent, Borrower nor any of their Subsidiaries has received written notice of any demand, request for information, citation, penalty, summons or order; no compliant has been served on Parent, Borrower or any of their Subsidiaries and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by Parent, Borrower or any of their Subsidiaries to have any permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of Parent, Borrower or any of their Subsidiaries or with respect to any violation by Parent, Borrower or any of their Subsidiaries.

         (c) Neither Parent, Borrower nor any of their Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended or under any comparable state statute.

         (d) Except as permitted or authorized under Environmental Laws, no Hazardous Materials have been released by Parent, Borrower or any of their Subsidiaries at, on or under any site or facility now owned, operated or leased by Parent, Borrower or any of their Subsidiaries that would have a material adverse effect on the business of Parent, Borrower or any of their Subsidiaries.

         (e) Neither Parent, Borrower nor any of their Subsidiaries has received written notice that any site or facility to which it transported or arranged for the transportation of any Hazardous Material is (i) listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and ( Liability Act of 1980, as amended ("CERCLA"), (ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ss. 300.5 ("CERCLIS"), or on any similar state or local list or (iii) the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against Parent, Borrower or any of their Subsidiaries.

         (f) Neither Parent, Borrower nor any of their Subsidiaries has received written notice that any site or facility owned, operated or leased by Parent, Borrower or any of their Subsidiaries is listed or proposed for listing on the NPL or CERCLIS.

         (g) No Liens have been imposed under any Environmental Laws on any site or facility owned or operated by Parent, Borrower or any of their Subsidiaries, and, no government action has been taken to subject any such site or facility to such Liens, and neither Parent, Borrower nor any of their Subsidiaries has placed any notice or restriction relating to the presence of Hazardous Materials at any site or facility presently owned by it in any deed to the real property on which such site or facility is located.

         (h) All site investigations, studies, audits, reviews or other reports in the possession of Parent, Borrower or any of their Subsidiaries concerning environmental conditions at or affecting any site or facility how owned, operated or leased by Parent, Borrower or any of their Subsidiaries have been made available to the Lender.

         7.2 CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Parent's, Borrower's or their Subsidiaries' business or operations that would render the information in any exhibit attached hereto either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement. Without limiting the generality of the foregoing, each loan request made pursuant to subsection 3.1.1 hereof shall constitute Parent and Borrower's reaffirmation, as of the date of each such loan request, of each representation, warranty or other statement made or furnished to Lender by or on behalf of Parent, Borrower, any Subsidiary of Parent, or other Guarantor in this Agreement, any of the other Loan Documents, or any instrument, certificate or financial statement furnished in compliance with or in reference thereto.

         7.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Parent and Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 8. COVENANTS AND CONTINUING AGREEMENTS8.1 AFFIRMATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Parent and Borrower covenant that, unless otherwise consented to by Lender in writing, they shall:

             8.1.1 VISITS AND INSPECTIONS. Permit representatives of Lender, from time to time, as often as may be reasonably requested, to visit and inspect the Properties of Parent, Borrower and each of their Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Parent's, Borrower's and each of their Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations, including (i) field audits and (ii) weekly inspections of Parent and of Borrower to verify the amount and proper application of proceeds from accounts receivable, the status of all accounts payable, the amount of cash or other liquidity available to Parent and to Borrower and the conformity of findings to Parent's and Borrower's Cash Flow Projections and Borrower's Borrowing Base Certificate. All field audits and inspections would be reimbursable by Borrower in accordance with Lender's standard practice. The current rate reimbursable to Lender with respect to field audits is $650 per day per auditor plus out-of-pocket expenses.

             8.1.2 NOTICES. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading.

             8.1.3 FINANCIAL STATEMENTS. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with
GAAP):

                  (i) not later than ninety (90) days after the close of each fiscal year of Borrower (beginning with fiscal year ended December 31, 2000), unqualified audited financial statements of Parent, Borrower and their Subsidiaries as of the end of such year, on a Consolidated basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs and a going concern qualification as to the Parent);

                  (ii) not later than forty-five (45) days after the end of each fiscal quarterly accounting period, including the last quarter of Borrower's fiscal year and beginning with the Borrower's fiscal quarter ended December 31, 2000, unaudited interim financial statements of Parent, Borrower and their Subsidiaries as of the end of such quarter and of the portion of Borrower's financial year then elapsed, certified by the Chief Financial Officer of the Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations of Parent, Borrower and their Subsidiaries for such quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                  (iii) not later than twenty (20) days after the end of each month hereafter, including the last month of Borrower's fiscal year and beginning with the Borrower's fiscal month ended January 31, 2001, unaudited interim financial statements and cash budgets in form satisfactory to Lender each of Parent, Borrower and their Subsidiaries as of the end of such month and of the portion of Borrower's financial year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of the Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Parent, Borrower and their Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                  (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Parent or Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Parent or Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefore, or any national securities exchange;

                  (v) promptly after the filing thereof, copies of any annual report to be filed with ERISA in connection with each Plan;

                  (vi) copies of all communications, reports or financial statements, made available to Publishers pursuant to the Publisher Note Purchase Documents; and

                  (vii) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Parent's, Borrower's and each of their Subsidiaries' financial condition or results of operations.

         Concurrently with the delivery of the financial statements described in clause (i) of this subsection 8.1.3, Parent and Borrower shall forward to Lender a copy of the accountants' letter to Parent's and Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that based upon their examination of the financial statements of Parent, Borrower and their Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to Lender, that they are aware that Lender is relying on such financial statements in making its decisions with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses
(i), (ii) and (iii) of this subsection 8.1.3, or more frequently if requested by Lender, Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of EXHIBIT B hereto executed by the Chief Financial Officer of Borrower.

             8.1.4 LANDLORD AND STORAGE AGREEMENTS. Provide Lender with copies of all agreements between Borrower or any of their Subsidiaries and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

             8.1.5 SHAREHOLDER FINANCIAL STATEMENTS. Deliver or cause to be delivered to Lender financial statements for the Shareholder in form and substance satisfactory to Lender at such intervals and covering such time periods as Lender may request.

             8.1.6 DOMESTIC SUBSIDIARY GUARANTIES. The Parent and Borrower will cause each Person that becomes a domestic Subsidiary of each at any time after the Closing Date to execute and deliver to the Lender, within 15 days of such Person becoming a Subsidiary, a Subsidiary Guaranty in respect of the Revolving Credit Note. As the time each such Subsidiary executes such Subsidiary Guaranty, the Parent and Borrower shall cause such domestic Subsidiary to deliver to Lender a certificate of the secretary or assistant secretary of such Subsidiary attaching and certifying as true, complete and accurate copies of the constitutive documents of such Subsidiary and corporate resolutions (or equivalent) authorizing such transaction, in each case certified as true and correct by an appropriate officer of such Subsidiary.

             8.1.7 BORROWING BASE CERTIFICATE. Deliver or cause to be delivered to Lender every Business Day a certificate in a form approved by Lender setting forth the Borrowing Base updated daily (the "Borrowing Base Certificate"). Such certificate shall demonstrate with respect to any Eligible Accounts stated therein that Borrower has made full payment and/or delivery of services and goods to the publisher/vendor related to the Eligible Account.

             8.1.8 INTENTIONALLY DELETED.

         8.2 NEGATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Parent and Borrower covenant that, unless Lender has first consented thereto in writing, they will not:

             8.2.1 MERGERS; CONSOLIDATIONS; ACQUISITIONS. Merge or consolidate, or permit any Subsidiary of Parent or Borrower to merge or consolidate, with any Person; nor acquire, nor permit any of Parent's or Borrower's Subsidiaries to acquire, all or any substantial part of the Properties of any Person.

             8.2.2 LOANS. Make, or permit any Subsidiary of Parent or Borrower to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person.

             8.2.3 TOTAL INDEBTEDNESS. Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create, incur or suffer to exist, any Indebtedness, except:

                  (i) Obligations owing to Lender;

                  (ii) Subordinated Debt existing on the date of this Agreement;

                  (iii) Accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than 120 days from billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and Borrower or such Subsidiary shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower or such Subsidiary and its independent accountants;

                  (iv) Obligations to pay Rentals permitted by subsection
         8.2.13;

                  (v) Permitted Purchase Money Indebtedness;

                  (vi) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                  (vii) Indebtedness subordinated to the Obligations on terms reasonably satisfactory to the Lenders so long as (a) no Default or Event of Default has occurred and is continuing and (b) the proceeds of such debt is applied to outstanding advances under the Revolving Credit.

                  (viii) Indebtedness not included in paragraphs (i) through
         (vii) above which does not exceed at any time, in the aggregate, the sum of $100,000.

                  (ix) Notwithstanding any other provision of this Agreement, the Parents' foreign Subsidiaries may borrow funds and secure their obligations in respect of such borrowings by granting liens on their assets, and transfer such funds to Parent solely to the extent that such funds are used to pay off the Montrose Debenture.

             8.2.4 AFFILIATE TRANSACTIONS. Except as set forth on Schedule 8.2.4, enter into, or be a party to, or permit any Subsidiary of Parent or Borrower to enter into or be a party to, any transaction with any Affiliate of Parent or Borrower or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Parent's or Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Parent or Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Parent or Borrower or such Subsidiary.

             8.2.5 LIMITATION ON LIENS. Create or suffer to exist, or permit any Subsidiary of Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                  (i) Liens at any time granted in favor of Lender;

                  (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

                  (iii) Liens arising in the ordinary course of Parent's or Borrower's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business;

                  (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                  (v) such other Liens as appear on Schedule 8.2.5 hereto;

                  (vi) Liens as provided for under the Publisher Note Purchase Documents; and

                  (vii) such other Liens as Lender may hereafter approve in writing.

             8.2.6 SUBORDINATED DEBT. Make, or permit any Subsidiary of Borrower to make, any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the Intercreditor Agreements relative thereto.

             8.2.7 DISTRIBUTIONS. Declare or make, or permit any domestic Subsidiary of Parent or Borrower to declare or make, any Distributions.

             8.2.8 CAPITAL EXPENDITURES. Make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, as to Parent, Borrower and their Subsidiaries, exceed $100,000.

             8.2.9 DISPOSITION OF ASSETS. Sell, lease or otherwise dispose of any of, or permit any domestic Subsidiary of Parent or Borrower to sell, lease or otherwise dispose any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to Borrower by Parent or a Subsidiary of Borrower or (iii) dispositions expressly authorized by this Agreement. All proceeds from any permitted sales or transfers shall be applied to the Obligations under the Revolving Credit Note.

             8.2.10 STOCK OF SUBSIDIARIES. Permit any of their Subsidiaries to issue any additional shares of its capital stock.

             8.2.11 BILL-AND-HOLD SALES, ETC. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

             8.2.12 RESTRICTED INVESTMENT. Make or have, or permit any Subsidiary of Borrower to make or have, any Restricted Investment.

             8.2.13 LEASES. Become, or permit any of their Subsidiaries to become, a lessee under any operating lease (other than a lease under which Parent or Borrower or any of their Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Parent or Borrower or any of their Subsidiaries is then lessee would exceed $50,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

             8.2.14 TAX CONSOLIDATION. File or consent to the filing of any consolidated income tax return with any Person other than the Parent or Subsidiary of Parent or Borrower.

             8.2.15 BANK ACCOUNTS. Create or maintain an account for collecting or holding cash or cash equivalents with any Person, unless such account (i) is subject to a Blocked Account Agreement in form and substance satisfactory to Lender, (ii) owned by CSS and at all times has cash or cash equivalents of a value less than $250,000 or (iii) owned by the Parent. All such accounts of the Borrower are listed on Schedule 8.2.15 hereto.

             8.2.16 DISTRIBUTION. The Parent and Borrower shall not, and shall not permit any of their Subsidiaries to create or suffer to exist any encumbrance or restriction on the ability of each to make any Distribution, except for encumbrances or restrictions (i) pursuant to the Loan Documents, (ii) existing under applicable law or (iii) pursuant to the Publisher Note Purchase Documents.

             8.2.17 ACCOUNTING CHANGES. The Parent and Borrower shall not, and shall not permit any of their Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as may be required by GAAP, or establish a fiscal year different from the fiscal year.

             8.2.18 ORGANIZATION DOCUMENTS. The Parent and Borrower shall not, and shall not permit any of their Subsidiaries to, amend, modify or otherwise change any of the terms or provisions in any of its organization documents as in effect on the Closing Date, except for changes that do not affect in any way such entity's rights and obligations to enter into and perform the Loan Documents to which it is a party and to pay all of the Obligations and that do not otherwise have a material adverse effect on the Parent, Borrower or their Subsidiaries.

             8.2.19 RESTRICTIVE AGREEMENTS. The Parent and Borrower shall not, and shall not permit any of their Subsidiaries to, enter into or become party to any Restrictive Agreement other than the Publisher Note Purchase Documents disclosed in Schedule 8.2.19 hereto, provided that none of such disclosed agreements shall be amended without prior notice to and the consent of the Lender.

             8.2.20 CONDUCT OF BUSINESS. The Parent and Borrower shall not, and shall not permit any of their Subsidiaries to, engage in any business other than the business engaged in by it on the Closing Date and any business or activities which are substantially similar, related or incidental thereto.

         8.3 SPECIFIC BORROWER FINANCIAL COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower and Parent covenants that, unless otherwise consented to by Lender in writing, it shall:

             8.3.1 EBITDA. The Borrower (excluding CSS) shall maintain EBITDA as follows:

                  (i) not less than $3,366,000 for the month ending January 31, 2001;

                  (ii) not less than $(2,638,000) for the two-month period ending February 28, 2001;

                  (iii) not less than $(2,283,000) for the three-month period ending March 31, 2001;

                  (iv) not less than $(1,646,000) for the four-month period ending April 30, 2001 and

                  (v) not less than $(841,000) for the five-month period ending May 31, 2001.

         8.4 SPECIFIC PARENT FINANCIAL COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Parent and Borrower covenant that, unless consented to in writing, Parent shall:

             8.4.1 EBITDA. Parent and CSS, collectively shall maintain EBITDA as follows:

                  (i) not less than $(1,200,000) for the month ending January 31, 2001;

                  (ii) not less than $(2,489,000) for the two-month period ending February 28, 2001;

                  (iii) not less than $(3,689,000) for the three-month period ending March 31, 2001;

                  (iv) not less than $(4,934,000) for the four-month period ending April 30, 2001; and

                  (v) not less than $(6,134,000) for the five-month period ending May 31, 2001.


SECTION 9.        CONDITIONS PRECEDENT

         Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any Loan under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

         9.1 DOCUMENTATION. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lender and its counsel.

         9.2 NO DEFAULT. No Default or Event of Default shall exist under any Loan Document.

         9.3 OTHER LOAN DOCUMENTS. Each of the conditions precedent set forth in the Other Agreements and Security Documents shall have been satisfied.

         9.4 COLLATERAL EXAMINATION. Lender shall have completed Collateral examinations and field audits, the results of which shall be satisfactory in form and substance to Lender, of the Receivables, inventory, General Intangibles, and Equipment of Borrower and all books and records in connection therewith;

         9.5 AVAILABILITY. Availability shall not be less than $5,000,000 immediately after each advance by the Lender hereunder, except after the initial advance where Availability shall not be less than $2,500,000 immediately after such advance.

         9.6 NO LITIGATION. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

         9.7 FEES. Lender shall have received all fees payable to Lender on or prior to the Closing Date pursuant to Section 2 hereof.

         9.8 UCC SEARCHES/FINANCING STATEMENTS. Lender shall have received (i) certified UCC-11 lien searches in all jurisdictions where Collateral is located and (ii) UCC-1 Financing Statements executed by the Borrower necessary to perfect the Lender's first-priority security interest in the Collateral and such statements have been filed in the appropriate locations.

         9.9 BORROWING BASE CERTIFICATE. Lender shall have received a Borrowing Base Certificate dated as of the Closing Date.

         9.10 OFFICER'S CERTIFICATES. Lender shall have received the executed Officer's Certificates.

         9.11 SECRETARY'S CERTIFICATES. The Lender shall have received a certificate of the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of the Parent and the Borrower (i) attaching a true and complete copy of the articles or certificate of incorporation certified by the Secretary of State of such entity's jurisdiction of incorporation; (ii) attaching a true and complete copy of the by-laws of such entity; (iii) attaching a true and complete set of resolutions of each entity approving the transaction contemplated hereby; and (iv) certifying as to the name and signatures of the officers of each entity authorized to sign this Agreement, the Revolving Credit Note, the Security Documents, the Other Documents or any other document to be delivered by the Parent or the Borrower hereunder.

         9.12 CERTIFICATES OF LEGAL EXISTENCE AND GOOD STANDING AND FOREIGN QUALIFICATION. The Lender shall have received (i) certificates of legal existence and good standing issued by the Secretaries of State of each jurisdiction where the Parent and Borrower is incorporated and (ii) certificates of foreign qualifications issued by the Secretaries of State of each jurisdiction where the Parent and/or the Borrower is qualified to conduct business as a foreign corporation.

         9.13 LEGAL OPINIONS. The Lender shall have received (i) a legal opinion of Bingham, Dana LLP; Chapman and Cutler; Blank, Rome, Comisky & McCauley, LLP, and counsel to the Parent, the Borrower and the Shareholder, as to the transactions contemplated by this Agreement both in form and substance satisfactory to the Lender which shall include an opinion regarding the likelihood of the substantive consolidation Parent and Borrower upon the bankruptcy filing of either entity and (ii) copies of all legal opinions issued to Publishers in connection with their loans to the Parent and any of their Subsidiaries.

         9.14 PAYOFF LETTERS AND TERMINATION STATEMENTS. The Lender shall have received payoff letters and UCC-3 Termination Statements and/or any instrument necessary to terminate the security interests granted to all third parties (other than Liens permitted hereunder) and provide evidence of satisfaction of all obligations of the Borrower to such third parties.

         9.15 INSURANCE. The Lender shall have received from the Borrower evidence of all insurance required pursuant to Section 6.1.2 hereof naming the Lender as loss payee and as an additional insured under each policy then in force.

         9.16 FINANCIAL INFORMATION/CASH FLOW PROJECTIONS. The Lender shall have received the Financial Statements and Cash Flow Projections from the Parent, the Borrower and the Shareholder (as applicable).

         9.17 BLOCKED ACCOUNT ARRANGEMENTS. The Lender shall have received from the Borrower executed Blocked Account Agreements for all accounts of the Borrower.

         9.18 CASH MANAGEMENT. The Lender shall have received from the Borrower executed agreements relating to the Borrower's cash management (including lock box agreement) in form and substance satisfactory to Lender.

         9.19 REQUEST FOR ADVANCE. The Lender shall have received a written request from Borrower specifying the amount of the initial Revolving Credit Loan.

         9.20 ACCOUNT PAYABLE OBLIGATIONS. The Lender shall have received evidence of past due accounts payable obligations due to certain publishers and certification of sources and uses satisfactory to the Lender.

         9.21 FRENCH SUBSIDIARY PAYMENT. RoweCom France SAS shall have paid at least $1,000,000 of an intercompany account receivable to Parent, which Parent shall have transferred to Dawson on terms and conditions satisfactory to Lender.

         9.22 MISCELLANEOUS. The Lender shall have received all other documents, instruments, information or consents it deems necessary.

SECTION 10.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         10.1 EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute an "Event of Default":

             10.1.1 PAYMENT OF REVOLVING CREDIT NOTE. Borrower shall fail to pay any installment of principal, interest, costs or premium, if any, owing on the Revolving Credit Note on the due date of such installment.

             10.1.2 PAYMENT OF OTHER OBLIGATIONS. Parent, Borrower or Guarantor shall fail to pay any of the Obligations that are not evidenced by the Revolving Credit Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

             10.1.3 MISREPRESENTATIONS. Any representation, warranty or other statement made or furnished to Lender by or on behalf of Parent, Borrower, any Subsidiary of Borrower or any Guarantor in any of the Loan Documents or any instrument, certificate or financial statement furnished in compliance with, in connection with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to
Section 7.2 hereof.

             10.1.4 BREACH OF SPECIFIC COVENANTS. Parent or Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 5, 6 or 8 hereof on the date that Parent or Borrower is required to perform, keep or observe such covenant.

             10.1.5 BREACH OF OTHER COVENANTS. Parent or Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section
10.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within 15 days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower.

             10.1.6 DEFAULT UNDER SECURITY DOCUMENTS/OTHER AGREEMENTS. Any event of default shall occur under, or Parent or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

             10.1.7 OTHER DEFAULTS. There shall occur any default or event of default on the part of Parent, Borrower or any of their Subsidiaries under any agreement, document or instrument to which Parent, Borrower or any of their Subsidiaries is a party or by which Parent, Borrower, any of their Subsidiaries or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

             10.1.8 UNINSURED LOSSES. Any material loss, theft, damage or destruction of any of the Collateral not fully covered by insurance.

             10.1.9 ADVERSE CHANGES OR EFFECT. There shall occur any material adverse change in the financial condition or business prospects of Parent, Borrower or any Guarantor or there shall have occurred any event or occurrence which shall have a material adverse effect on the Parent or any Borrower or their ability to pay the Obligations in full.

             10.1.10 INSOLVENCY AND RELATED PROCEEDING. Parent, Borrower or any Guarantor shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Parent, Borrower or any Guarantor under the Bankruptcy Code (if against Parent, Borrower or any Guarantor, the continuation of such proceeding for more than 30 days), or Parent, Borrower or any Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

             10.1.11 BUSINESS DISRUPTION; CONDEMNATION. There shall occur a cessation of a substantial part of the business of Parent, Borrower, any Subsidiary of Parent or Borrower or any Guarantor for a period which significantly affects Parent's, Borrower's or such Guarantor's capacity to continue its business, consistent with its financial position as of the Closing Date; or Parent, Borrower, any Subsidiary of Parent or Borrower or any Guarantor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Parent, Borrower or such Guarantor which is necessary to the continued or lawful operation of its business; or Parent, Borrower or any Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Parent, Borrower or any Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral with a value individually or in the aggregate in excess of $50,000 shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

             10.1.12 CHANGE OF OWNERSHIP. Parent shall cease to own and control, beneficially and of record, directly or indirectly, all of the issued and outstanding capital stock of any of its Subsidiaries.

             10.1.13 ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Parent, Borrower, any Subsidiary of Borrower or any Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multi-employer Plan resulting from Parent's, Borrower's, such Subsidiary's or such Guarantor's complete or partial withdrawal from such Plan.

             10.1.14 CHALLENGE TO AGREEMENT. Parent, Borrower, any Subsidiary of Parent or Borrower or any Guarantor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender or any of the Loan Documents shall cease to be in full force and effect or shall be declared by a court or other governmental authority of competent jurisdiction to be void, voidable or unenforceable against Parent or Borrower.

             10.1.15 REPUDIATION OF OR DEFAULT UNDER GUARANTY AGREEMENT. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

             10.1.16 CRIMINAL FORFEITURE. Parent, Borrower, any Subsidiary of Parent or Borrower or any Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Parent or Borrower, any Subsidiary of Parent or Borrower or any Guarantor.

             10.1.17 JUDGMENTS. Any money judgment, writ of attachment or similar process is filed against Parent, Borrower, any Subsidiary of Parent or Borrower or any Guarantor, or any of their respective Property for payment of money in excess of the sum of $50,000 individually or in the aggregate which shall not be discharged within sixty (60) days from the date of entry thereof.

         10.2 ACCELERATION OF THE OBLIGATIONS. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with the Loan Documents, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand protest or further notice by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

         10.3 OTHER REMEDIES. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

             10.3.1 CUMULATIVE RIGHTS. All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled (including without limitation seeking the appointment of a State or Federal court receiver), all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

             10.3.2 POSSESSION OF COLLATERAL. The right to take immediate possession of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold.

             10.3.3 SELLER DISPOSES OF COLLATERAL. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that ten (10) days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefore, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Parent, Borrower and each Guarantor shall remain jointly and severally liable to Lender therefore.

             10.3.4 LICENSES. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit. The Lender agrees not to exercise its rights under such license until after the occurrence and continuance of an Event of Default.

             10.3.5 SECURITY INTEREST IN DEPOSITS. Borrower hereby grants to Lender, and each Participating Lender a lien, security interest and right of setoff as security for all Obligations to Lender or to such Participating Lender, whether now existing or hereafter arising, upon and against all deposits, credits, Collateral or other Property, now or hereafter in the possession, custody, safekeeping or control of Lender, any Participating Lender, or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time, when an Event of Default exists or has occurred and is continuing, without demand or notice, Lender and each Participating Lender may set off the same or any part thereof or cause such set off to occur and apply the same to any liability or obligation of Borrowers even though unmatured and regardless of the adequacy of any other Collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE LENDER OR ANY PARTICIPATING LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWERS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         10.4 REMEDIES CUMULATIVE, NO WAIVER. All covenants, conditions, provisions, warranties, guaranties indemnities, and other undertakings of Parent or Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any exhibit or schedule or in any Guaranty Agreement given to Lender or contained in any other agreement between Lender and Parent, or between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Parent or Borrower herein contained. The failure or delay of Lender to require strict performance by Parent or Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Parent or Borrower to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Parent or Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

SECTION 11.       MISCELLANEOUS

         11.1 POWER OF ATTORNEY. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

             11.1.1 ENDORSEMENTS. Endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

             11.1.2 OTHER ACTIONS. At such time or times upon or after the occurrence and continuance of an Event of Default as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of

Lender on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

         11.2 INDEMNITY. Parent and Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including any claim from any broker or similar Person for fees arising from this transaction and reasonable attorneys fees and legal expenses) as the result of Parent's or Borrower's failure to observe, perform or discharge Parent's or Borrower's duties hereunder or in any way related to the Loan Documents or transactions contemplated thereby. In addition, Parent and Borrower shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral or the Loan Documents or transactions contemplated thereby. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Parent's, Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Parent and Borrower under this Section 11.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

         11.3 MODIFICATION OF AGREEMENT, SALE OF INTEREST. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Lender and Borrower. The Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Parent and Borrower agree that they will use their best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. Parent and Borrower further agree that Lender may disclose credit and other information regarding Parent and Borrower, their Subsidiaries and any Guarantor to any potential participant or assignee.

         11.4 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         11.5 SUCCESSORS AND ASSIGNS. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender permitted under Section 11.3 hereof.

         11.6 CUMULATIVE EFFECT, CONFLICT OF TERMS. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided herein or in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         11.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         11.8 NOTICE. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one Business Day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

         If to a Lender:

         c/o Fleet Capital Corporation
         One Federal Street
         Boston, MA 02110
         Attn:  Mr. Ruben Klein
         Fax:  (617) 654-1167


         with a copy to:

         Goodwin Procter LLP
         Exchange Place
         53 State Street
         Boston, MA 02109
         Attn: Steven M. Ellis, P.C.
         Fax:  (617) 523-1231

         If to Parent or Borrower:

         Dawson, Inc.
         15 Southwest Park
         Westwood, MA  02090
         Attn: Dr. Richard Rowe
         Fax:  (781) 329-9875


         with a copy to:

         Bingham, Dana LLP
         150 Federal Street
         Boston, MA 02110
         Attn: Brian Keeler, Esq.
         Fax: (617) 951-8736

or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; PROVIDED, HOWEVER, that any notice, request or demand to or upon Lender pursuant to Sections 3 or 4 hereof shall not be effective until received by Lender.

         11.9 LENDER'S CONSENT. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

         11.10 CREDIT INQUIRIES. Parent and Borrower hereby authorize and permits Lender to respond to usual and customary credit inquiries from third parties concerning Parent, Borrower or any of their Subsidiaries or any Guarantor.

         11.11 TIME OF ESSENCE. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

         11.12 ENTIRE AGREEMENT. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

         11.13 INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         11.14 JOINT AND SEVERAL LIABILITY. All Loans, made or issued hereunder are made to or for the benefit of each Borrower. Each Borrower is jointly and severally, directly and primarily liable for the full and indefeasible payment when due and performance of all Obligations and for the prompt and full payment and performance of all of the promises, covenants, representations, and warranties made or undertaken by each Borrower under this Agreement and Loan Documents and each Borrower agrees that such liability is independent of the duties, obligations, and liabilities of each Borrower. In furtherance of the foregoing, each Borrower jointly and severally, absolutely and unconditionally guarantees to Lender and agrees to be liable for the full and indefeasible payment and performance when due of all the Obligations. This guarantee is a continuing guarantee, and shall apply to all Obligations whenever arising.

         11.15 Surety Waivers and Consents.

                  (i) Each Borrower acknowledges that each is jointly and severally, unconditionally and absolutely, primarily and directly liable for the performance and payment of the obligations and, in full recognition of that fact, each Borrower consents and agrees that Lender may, at any time and from time to time, without notice or demand (except as provided in and in accordance with the terms of this Agreement), whether before or after any actual or purported termination, repudiation or revocation of this Agreement by each Borrower, and without affecting the enforceability or continuing effectiveness hereof as to each Borrower: (a) increase, extend, or otherwise change the time for payment; (b) accept new or additional instruments, documents, or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof, (c) accept partial payments on the Obligations; (d) receive and hold additional security or guarantees for the Obligations or any part thereof; (e) release, recover, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or, after an Event of Default, enforce any Collateral, security or guarantees, and after an Event of Default, apply any Collateral or security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (f) release any Person from any personal liability with respect to the Obligations or any part thereof; (g) release on terms satisfactory to Lender or by operation of applicable laws or, after an Event of Default, liquidate or enforce any Obligations and any Collateral or security therefore or guaranty thereof in any manner, after an Event of Default, consent to the transfer of any Collateral or security and bid and purchase at any sale; or (h) consent to the merger, change, or any other restructuring or termination of the corporate existence of any Borrowers, and correspondingly restructure the Obligations, and any such merger, change, restructuring, or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

                  (ii) Lender may enforce this Agreement independently as to each Borrower and independently if any other remedy or security Lender at any time may have or hold in connection with the Obligations, and it shall not be necessary for Lender to marshal assets in favor of any Borrower or to proceed upon or against or exhaust any Collateral or security or remedy before proceeding to enforce this Agreement. Each Borrower expressly waives any right to require Lender to marshal assets in favor of any Borrower or any guarantor of the obligations or to proceed against any Borrower and, after an Event of Default, agrees that Lender may proceed against any Borrower or any Collateral in such order as Lender shall determine in its sole and absolute discretion.

                  (iii) Lender may file a separate action or actions against any Borrower, whether such action is brought or prosecuted with respect to any security or against any guarantor of the Obligations, or whether any other Person is joined in any such action or actions.

                  (iv) Lender's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Lender, all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the obligations even though the Obligations (including any part thereof or any Collateral, other security or guaranty therefore) may be or hereafter may become invalid or otherwise unenforceable as against any Borrower and whether or not any Borrower shall have any personal liability with respect thereto.

                  (v) Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any Borrower with respect to the Obligations; (b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection of failure of priority of any security for the Obligations; (c) the cessation for any cause whatsoever of the liability of any Borrower (other than by reason of the full payment and performance of all Obligations as required herein); (d) any failure of Lender to marshal assets in favor of any Borrower; (e) any failure of Lender to give notice to any Borrower of sale or other disposition of Collateral or any defect in any notice that may be given in connection with any such sale or disposition of Collateral securing the Obligations; (f) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of any Borrower or the Obligations or any security or guaranty therefore by operation of law or otherwise;
         (g) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (h) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Borrower, or (i) the avoidance of any lien or security interest in assets of any Borrower in favor of Lender for any reason. Until such time, if any, as all of the Obligations have been indefeasibly paid and performed in full and no portion of any commitment of Lender to Borrowers under any Loan Document remains in effect, each Borrower's indebtedness, claims and rights of subrogation, contribution, reimbursement, or indemnity against the other shall be fully and completely subordinated to the indefeasible repayment in full of the Obligations, and each Borrower expressly waives until such indefeasible payment any right to enforce any remedy that is now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by Lender.

                  (vi) To the fullest extent permitted by applicable law, each Borrower expressly waives and agrees not to assert, any and all defenses in their favor based upon an election of remedies by Lender which destroys, diminishes, or affects either subrogation rights and/or any rights to proceed against each other, or any party liable to Lender, for reimbursement, contribution, indemnity, or otherwise.

                  (vii) Each Borrower warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy, or otherwise adversely affect rights which each Borrower otherwise may have against each other, Lender, or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum permitted by law.

         11.16 WAIVERS OF EVENTS OF DEFAULT. Lender, in its sole and absolute discretion, may waive Events of Default hereunder. Any such waiver must be in writing and will be limited to the specific Event of Default and period identified in such waiver. To the extent Lender's rights or remedies are predicated on the occurrence of an Event of Default and Lender has waived such Event of Default, Lender will not exercise such rights or remedies. No waiver will limit or diminish the rights and remedies of Lender with regard to any other Default or Event of Default existing at such time or any Default or Event of Default arising thereafter.

         11.17 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN BOSTON, MASSACHUSETTS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS: PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF MASSACHUSETTS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, EASTERN DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES

PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

         11.18 WAIVERS BY BORROWER. BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                            [Signature Page Follows]

IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed in on the day and year specified at the beginning of this Agreement.


                                   BORROWER
                                   DAWSON, INC.


/s/ Cecilia Chen                   By: /s/ Richard R.Rowe
----------------------                 ----------------------------------------
Witness                            Name:  Dr. Richard R. Rowe
                                   Title: President

                                   THE FAXON COMPANY, INC.


/s/ Cecilia Chen                   By: /s/ Richard R.Rowe
----------------------                 ----------------------------------------
Witness                            Name:  Dr. Richard R. Rowe
                                   Title: President

                                   THE TURNER SUBSCRIPTION AGENCY, INCORPORATED


/s/ Cecilia Chen                   By: /s/ Richard R.Rowe
-----------------------                ----------------------------------------
Witness                            Name:  Dr. Richard R. Rowe
                                   Title: President

                                   MCGREGOR SUBSCRIPTION SERVICE, INC.


/s/ Cecilia Chen                   By: /s/ Richard R.Rowe
-----------------------                ----------------------------------------
Witness                            Name:  Dr. Richard R. Rowe
                                   Title: President

                                   CORPORATE SUBSCRIPTION SERVICES INC.


/s/ Cecilia Chen                   By: /s/ Richard R.Rowe
-----------------------                ----------------------------------------
Witness                            Name:  Dr. Richard R. Rowe
                                   Title: President

                                    DAWSON INFORMATION QUEST, INC.


/s/ Cecilia Chen                    By: /s/ Richard R. Rowe
------------------------                ---------------------------------------
Witness                             Name:  Dr. Richard R. Rowe
                                    Title: President

                                    PARENT

                                    ROWECOM INC.


/s/ Cecilia Chen                    By: /s/ Richard R.Rowe
------------------------                ---------------------------------------
Witness                             Name:  Dr. Richard R. Rowe
                                    Title: President

                                    Accepted in Boston, Massachusetts

                                    LENDER

                                    FLEET CAPITAL CORPORATION


/s/ Christine Flattery              By: /s/ Ruben Klein
------------------------                ---------------------------------------
Witness                             Name:  Ruben Klein
                                    Title: Senior Vice President

Appendix A        General Definitions

Exhibit A         Form of Revolving Credit Note

Exhibit B         Form of Compliance Certificate

Exhibit C         Form of Officer's Certificate

Schedule 7.1.1 Jurisdictions in which Parent, Borrower and each their Subsidiaries are Authorized to do Business

Schedule 7.1.4 Capital Structure of Parent, Borrower and each of their Subsidiaries

Schedule 7.1.5    Corporate Names

Schedule 7.1.6 Parent's, Borrower's and each of their Subsidiary's Business Locations

Schedule 7.1.16   Patents, Trademarks, Copyrights and Licenses

Schedule 7.1.19   Contracts Restricting Borrower's Right to Incur Debts

Schedule 7.1.20   Litigation

Schedule 7.1.22   Capitalized Leases/Operating Leases

Schedule 7.1.23   Pension Plans

Schedule 7.1.25   Labor Contracts

Schedule 7.1.26   Environmental Matters

Schedule 8.2.4    Affiliate Transactions

Schedule 8.2.5    Permitted Liens

Schedule 8.2.15   Bank Accounts

Schedule 8.2.19   Restrictive Agreements